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                                                                    Exhibit 23.2


                        [Letterhead of White & Case LLP]


                                                                 April ___, 1999



Securities and Exchange Commission
450 Fifth Avenue N.W.
Judiciary Plaza
Washington, D.C. 20549

Re: Statia Terminals Group N.V.

         We hereby consent to the references to this firm on the cover page and under the headings "Legal Matters" and "Taxation - U.S. Federal Income Taxation" in the Prospectus forming part of the Registration Statement of Statia Terminals Group N.V. on Form S-1.

         In giving this consent, we do not hereby admit that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder for purposes of any part of the Registration Statement (as it may be further amended from time to time), including this exhibit.


                                            Yours very truly,



                                            /s/ White & Case LLP
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